CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                     5% CUMULATIVE PARTICIPATING CONVERTIBLE
                          PREFERRED STOCK, SERIES B OF
                                NTL INCORPORATED

                         ------------------------------

                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                         ------------------------------

                  The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock hereinafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of the Corporation's Preferred Stock:

                  "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Restated Certificate of Incorporation of the Corporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's Preferred Stock, par value $.01 per share ("Preferred Stock"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth.

                  (1) Number and Designation. 2,000,000 shares of the Preferred Stock of the Corporation shall be designated as 5% Cumulative Participating Convertible Preferred Stock, Series B (the "5% Preferred Stock, Series B"), and no other shares of Preferred Stock shall be designated as 5% Preferred Stock, Series B.

                  (2) Definitions. For purposes of the 5% Preferred Stock, Series B, the following terms shall have the meanings indicated:

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                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Additional Preferred" shall have the meaning set forth in paragraph (4)(a) hereof.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

                  "All But One Outstanding Share" shall have the meaning set forth in paragraph (6)(c) hereof.

                  "Alliance" means any joint venture, co-ownership or cooperation agreement or similar relationship with any telecommunications provider.

                  "Authorized Officer" includes any of the following officers of France Telecom S.A.: the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Executive Director - Finance and Human Resources, or the Treasurer.

                  "Bankruptcy Event" shall mean either of the following: (I) a court having jurisdiction in the premises entering a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (II) any Major Entity (A) commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consenting to the entry of an order for relief in an involuntary case under any such law, (B) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effecting any general assignment for the benefit of creditors.

                  "Benefit Plan" means each of the Company's and Significant Subsidiaries' plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA, and each "multi-employer plan", within the meaning of Section 3(37) of 4001(a)(3) of ERISA.


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


                  "Board of Directors" shall mean the board of directors of the Corporation. Except as such term is used in paragraph (9), "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 5% Preferred Stock, Series B.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Paris, France are not required to be open.

                  "By-laws" means the by-laws of the Corporation as amended as of the date hereof and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the holders of the 5% Preferred Stock, Series B.

                  "Common Stock" shall mean the Corporation's Common Stock, par value $.01 per share.

                  "Conflicting Investment" means any investment of funds or assets of the Corporation or any Corporation Subsidiary directly or indirectly in any French Operator or in any joint venture entity which is partly owned by any French Operator (the joint venture entity being known as the "Entity"), in connection with operations in France of such French Operator or Entity other than any purchase (either in a stock or asset purchase transaction) for cash by the Corporation and/or any Corporation Subsidiary of not less than 51% (based on the fair market value and voting power) of any company or business from any French Operator or the investment of funds or assets in any Entity in which the Corporation and/or any Corporation Subsidiary will, following such investment, own at least 51% (based on fair market value and voting power) of such Entity.

                  "Constituent Person" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

                  "Conversion Rate" shall have the meaning set forth in paragraph (8)(a) hereof.

                  "Convertible Debentures" means the 7% Convertible Subordinated Notes due 2008 of the Corporation and NTL Communications Corp., a Delaware corporation, and the 5 3/4% Convertible Subordinated Notes due 2009 of the Corporation and NTL (Delaware), Inc., a Delaware corporation.

                  "Core Business Assets" means assets that are used in a business that operates directly or indirectly, or holds a license to operate (i) a cable system or service, (ii) a fixed-line telephone or telecommunications system or service or (iii) a broadcasting transmission system or service.

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


                  "Corporation" shall have the meaning set forth in the preamble.

                  "Corporation Subsidiary" or "Corporation Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Corporation, respectively.

                  "Corporation Systems" means all computers, hardware, software, systems, facilities and equipment (including, without limitation, cable, wireline, wireless, microwave, satellite and any other telecommunications equipment and facilities, and embedded microcontrollers in noncomputer equipment) owned, leased or licensed by the Corporation or any Significant Subsidiary and material to, or necessary for, the Corporation or any Significant Subsidiary to carry on its business as currently conducted or intended to be conducted.

                  "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                  "Determination Date" shall have the meaning set forth in paragraph (8)(d)(ii) hereof.

                  "DGCL" shall have the meaning set forth in the preamble.

                  "Diluted Shares" means, as of any applicable time, shares of Common Stock issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of, or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

                  "Dividend Payment Date" shall mean September 30, December 31, March 31 and June 30 of each year, commencing on June 30, 2000; provided, however, that, if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on and including September 30, December 31, March 31 and June 30 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include June 29, 2000).

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

                  "Equity Securities" shall have the meaning set forth in paragraph (10).

                  "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Expiration Time" shall have the meaning set forth in paragraph (8)(d)(v) hereof.

                  "5% Cumulative Preferred, Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

                  "5% Preferred Stock, Series A" shall have the meaning set forth in paragraph (3)(d) hereof.

                  "5% Preferred Stock, Series B" shall have the meaning set forth in paragraph (1) hereof.

                  "5% Series A" shall have the meaning set forth in paragraph
         (3)(d) hereof.

                  "French Operator" means any significant provider of telecommunications services in France (or that provider's Affiliates) or any Person whose primary line of business in France is to provide telecommunications services (or such Person's Affiliates) other than the Corporation or its Affiliates.

                  "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

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


                  "Governmental Authority" means any United States or foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Holdco" shall have the meaning set forth in paragraph 8(e)(ii) hereof.

                  "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (c) obligations as lessee under leases which have been or should have been, in accordance with GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person, (e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

                  "Investment Agreement" means the agreement, dated July 26, 1999, between France Telecom S.A. and NTL (Delaware), Inc., a Delaware corporation (f/k/a NTL Incorporated), as amended by the letter agreement, dated as of August 6, 1999, between NTL (Delaware), Inc. and France Telecom S.A., as further amended by the second letter agreement, dated October 8, 1999, between NTL (Delaware), Inc. and France Telecom S.A., and as further amended by the third letter agreement, dated February 8, 2000 between NTL (Delaware), Inc. and France Telecom S.A., to which an agreed form of this Certificate of Designation has been attached as Attachment I.

                  "Issue Date" shall mean the date on which shares of 5% Preferred Stock, Series B are first issued.

                  "Junior Securities" shall have the meaning set forth in paragraph (3)(c) hereof.

                  "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(f) hereof.

                  "Law" means any supranational, United States or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Liquidation Right" shall mean, for each share of 5% Preferred Stock, Series B, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and (ii) the amount that would be received in liquidation following conversion of a share of 5% Preferred Stock, Series B into Common Stock.

                  "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary.

                  "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(c) hereof.

                  "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (6)(d) hereof.

                  "Market Value" shall mean (A) the market value of the Corporation's outstanding shares of capital stock plus (B) the market value of any debt securities of the Corporation and the Corporation Subsidiaries (provided that, in the case of any Corporation Subsidiary that is not wholly owned, such amount shall be included only to the extent of the Corporation's ownership interest in the Corporation Subsidiary) for which quotes are available from brokerage companies of national reputation plus (C) with respect to shares of preferred stock for which no such quotes are available, the aggregate amount of liquidation preference thereof and the aggregate amount of accumulated and unpaid dividends with respect thereto plus (D) the principal amount and the amount of accrued and unpaid interest with respect to any borrowings of the Corporation and the Corporation Subsidiaries (provided that, in the case of any Corporation Subsidiary that is not wholly owned, such amount shall be included only to the extent of the Corporation's ownership interest in the Corporation Subsidiary).

                  "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                  "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                  "9.9% Series B Preferred" shall have the meaning set forth in paragraph (3)(d) hereof.

                  "non-electing share" shall have the meaning set forth in paragraph (8)(e)(i) hereof.

                  "NYSE" means the New York Stock Exchange.

                  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                  "Parity Securities" shall have the meaning set forth in paragraph (3)(b) hereof.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the indentures to which the Corporation or a Corporation Subsidiary is a party as of the date of the Investment Agreement; (f) purchase money security interests in supplier equipment; (g) precautionary liens filed by lessors with respect to leased equipment; and (h) any single or series of related Encumbrances which are not in excess of $2,500,000 and do not materially impair the value or use of the property subject thereto or the operation of the Corporation's business at the relevant date.

                  "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                  "Preferred Shares" has the meaning set forth in paragraph
         (9)(c).

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


                  "Preferred Stock" shall have the meaning set forth in the first resolution above.

                  "Pro Forma Rating" has the meaning set forth in paragraph
         (9)(h)(ix).

                  "Purchase Shares" shall have the meaning set forth in paragraph (8)(d)(v) hereof.

                  "Qualified Holder" shall mean France Telecom, a societe anonyme formed under the laws of France, or an Affiliate, so long as such Person holds at least one share of the 5% Preferred Stock, Series B.

                  "Qualified Holding Condition" shall be satisfied so long as a Qualified Holder is the holder of at least 15.0% of the Diluted Shares.

                  "Record Date" shall have the meaning set forth in paragraph
         (8)(d)(iv) hereof.

                  "Relevant Compounding Factor" shall mean, with respect to each share of 5% Preferred Stock, Series B, upon initial issuance 1.00, and shall on each Dividend Payment Date be increased to equal the product of the Relevant Compounding Factor in effect immediately prior to such Dividend Payment Date and 1.0125.

                  "Rights" shall have the meaning set forth in paragraph (12) hereof.

                  "Rights Agreement" shall have the meaning set forth in paragraph (12) hereof.

                  "Securities" shall have the meaning set forth in paragraph
         (8)(d)(iii) hereof.

                  "Senior Securities" shall have the meaning set forth in paragraph (3)(a) hereof.

                  "Series A Certificate" means the Certificate of Designation in respect of the 5% Series A.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the 5% Preferred Stock, Series B shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.


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


                  "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

                  "Strategic Acquisition" has the meaning set forth in the Investment Agreement.

                  "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "13% Preferred" shall have the meaning set forth in paragraph
         (3)(d) hereof.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                  "Transaction" shall have the meaning set forth in paragraph
         (8)(e)(i) hereof.

                  "Transaction Agreement" shall mean the Restated Transaction Agreement, dated as of July 26, 1999, among NTL (Delaware), Inc., Bell Atlantic Corporation, Cable & Wireless plc and Cable & Wireless Communications plc.

                  "Trigger Event" shall have the meaning set forth in paragraph
         (9)(b) hereof.

                  "Trigger Event Cure" shall have the meaning set forth in paragraph (9)(b) hereof.

                  "25-Day Average Market Price" shall mean, for any security, the volume- weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                  (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:


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


                  (a) prior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of 5% Preferred Stock, Series B ("Senior Securities");

                  (b) on a parity with the 5% Preferred Stock, Series B, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 5% Preferred Stock, Series B, if the holders of the 5% Preferred Stock, Series B and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                  (c) junior to the 5% Preferred Stock, Series B, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 5% Preferred Stock, Series B shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                  (d) The 13% Series B Senior Redeemable Exchangeable Preferred Stock (the "13% Preferred") is a Senior Security. The 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series B ("9.9% Series B Preferred") is a Junior Security. Each of (i) the 5% Cumulative Participating Convertible Preferred Stock, Series A (the "5% Series A") and any dividends paid on the 5% Series A in accordance with its terms, to the extent that such dividends are paid in preferred stock having terms substantially identical to the 5% Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in preferred stock having terms substantially identical to the 5% Series A (the 5% Series A and all such in-kind dividends being hereinafter referred to as the "5% Preferred Stock, Series A") and (ii) the 5% Cumulative Preferred Stock, Series A (the "5% Cumulative Preferred, Series A") is a Parity Security. One or more classes of Additional Preferred (as defined below) shall be Parity Securities; provided, however, that there shall be no issue of other Senior Securities, Parity Securities or rights or options exercisable for or convertible into any such securities, except as approved by the holders of the 5% Preferred Stock, Series B pursuant to paragraph 9(f).

                  (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 5% Preferred Stock, Series B shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

                  (4) Dividends. (a) Subject to paragraph (8)(b)(ii), the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $12.50 per share (assuming a $1,000.00 face amount) payable in cash, shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment
Date) or additional shares of Preferred Stock of a class to be designated by the Board of Directors having terms substantially identical to the 5% Preferred Stock, Series B, except as follows: (A) the Conversion Rate (as set forth in Section 8(a)) on such Preferred Stock initially shall be the quotient resulting from the division of the Conversion Rate (as then in effect on the 5% Preferred Stock, Series B) by the Relevant Compounding Factor (except that for purposes of additional shares of Preferred Stock payable as a dividend for the initial Dividend Period, the Conversion Rate shall be the quotient resulting from the division of the Conversion Rate (as then in effect) by 1.0041667 and (B) the number of shares of such Preferred Stock payable as a dividend on any Dividend Payment Date shall increase for each Dividend Payment Date from the first Dividend Payment Date by the Relevant Compounding Factor (such classes of Preferred Stock singularly and collectively, the "Additional Preferred"). All dividends on the 5% Preferred Stock, Series B, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend. Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth Business Day preceding the relevant Dividend Payment Date and shall give notice on or prior to the record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) In addition to the dividends described in the preceding paragraph, holders of shares of the 5% Preferred Stock, Series B shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such holders would be entitled to receive if, pursuant to paragraph (8), they had converted such 5% Preferred Stock, Series B fully into Common Stock immediately before the record date for the payment of any such dividends on Common Stock. Each such dividend shall be payable to the holders of record of shares of the 5% Preferred Stock, Series B as they appear on the stock records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable payment date for such dividend on the Common Stock.

                  (c) For the purpose of determining the number of Additional Preferred to be issued pursuant to paragraph (4)(a), each such Additional Preferred shall be valued at $1,000.00. Holders of such Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a).

                  (d) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the 5% Preferred Stock, Series B shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 5% Preferred Stock, Series B that may be in arrears except as otherwise provided herein.

                  (e) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and (iii) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below. When dividends are not fully paid in Common Stock or Additional Preferred or are not paid in full in cash or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the 5% Preferred Stock, Series B and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 5% Preferred Stock, Series B and accumulated and unpaid on such Parity Securities.

                  (f) So long as any shares of the 5% Preferred Stock, Series B are outstanding, no dividends (other than (i) any rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities, including pursuant to paragraph 4(d) of the 9.9% Series B Preferred), unless, in each case, (A) full cumulative dividends on all outstanding shares of the 5% Preferred Stock, Series B and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other stock, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 5% Preferred Stock, Series B and all other Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 5% Preferred Stock, Series B by the Corporation pursuant to paragraph (6) below, and (D) the Corporation has fully performed its obligations under paragraphs (4)(b) and (6) hereof.

                  (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 5% Preferred Stock, Series B shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 5% Preferred Stock, Series B shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 5% Preferred Stock, Series B and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 5% Preferred Stock, Series B and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or
(ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 5% Preferred Stock, Series B, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 5% Preferred Stock, Series B shall not be entitled to share therein.

                  (6) Redemption. (a) On and after the first Business Day following the earlier to occur of (i) the seventh anniversary of the Issue Date and (ii) the date on which both (A) the 25-Day Average Market Price of the Common Stock shall have exceeded $96.00 and (B) the fourth anniversary of the Issue Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, payable at the option of the Corporation in (A) cash, at a redemption price of $1,000.00 per share, (B) in shares of Common Stock, at a redemption price of $1,000.00 per share, or (C) in a combination of cash and Common Stock, at a redemption price based on the respective combination of consideration, together, in each case, with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (6)(a), the price per share of Common Stock shall be the 25-Day Average Market Price.

                  (b) On and after the first Business Day following the tenth anniversary of the Issue Date, each holder of shares of 5% Preferred Stock, Series B shall have the right to require the Corporation, to the extent the Corporation shall have funds legally available therefor, to redeem such holder's shares of 5% Preferred Stock, Series B, from time to time in part, All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, in whole, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(b), the price per share of Common Stock shall equal the 25-Day Average Market Price. Any holder of shares of 5% Preferred Stock, Series B who elects to exercise its rights pursuant to this paragraph (6)(b) shall deliver to the Corporation a written notice of election not less than 20 days prior to the date on which such holder demands redemption pursuant to this paragraph 6(b), which notice shall set forth the name of the Holder, the number of shares of 5% Preferred Stock, Series B to be redeemed and a statement that the election to exercise a redemption right is being made thereby, and, subject to paragraph (11)(d), shall deliver to the Corporation on or before the date of redemption certificates evidencing the shares of 5% Preferred Stock, Series B to be redeemed, duly endorsed for transfer to the Corporation.

                  (c) If the Corporation shall not have redeemed all outstanding shares of 5% Preferred Stock, Series B pursuant to paragraphs (6)(a) or (6)(b), on the twentieth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem All But One Outstanding Share of 5% Preferred Stock, Series B, or, if the Qualified Holding Condition is not satisfied, all outstanding shares of 5% Preferred Stock, Series B, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in cash, shares of Common Stock or a combination thereof, together with accrued and unpaid dividends thereon to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of the Common Stock to be issued pursuant to this paragraph (6)(c), the price per share of Common Stock shall be the 25-Day Average Market Price. For purposes of the 5% Preferred Stock, Series B, "All But One Outstanding Share" means all but one share of 5% Preferred Stock, Series B outstanding at the relevant time. For the avoidance of doubt, so long as the Qualified Holding Condition is satisfied, at least one share of 5% Preferred Stock, Series B shall remain outstanding in perpetuity. As soon as (i) the Qualified Holding Condition is no longer satisfied and (ii) there is only one share of 5% Preferred Stock, Series B that has not been redeemed pursuant to this paragraph (6) or converted pursuant to paragraph (8), that one outstanding share of 5% Preferred Stock, Series B shall be redeemed, payable, at the option of the holder, in cash or in Common Stock.

                  (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares or All But One Outstanding Share of 5% Preferred Stock, Series B pursuant to paragraphs 6(b) or 6(c) (each, a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the 5% Preferred Stock, Series B shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 5% Preferred Stock, Series
B) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

                  (e) Upon any redemption of 5% Preferred Stock, Series B, the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears to, but excluding, the applicable redemption date.

                  (f) For purposes of paragraph (6)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 5% Preferred Stock, Series B and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), none of the shares of 5% Preferred Stock, Series B shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 5% Preferred Stock, Series B are redeemed pro rata and notice has previously been given in accordance with paragraph (7).

                  (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of 5% Preferred Stock, Series B pursuant to paragraph 6(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 5% Preferred Stock, Series B to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash, and, if the payment is in Common Stock, an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered or where the notice under paragraph (11)(d) should be sent for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, except as otherwise provided herein.

                  (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 5% Preferred Stock, Series B so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of the 5% Preferred Stock, Series B shall cease (except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement (or a constructive surrender under paragraph (11)(d)) of their certificates if so required, and to receive any dividends payable thereon).

                  (c) Upon surrender (including a constructive surrender under paragraph (11)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus any dividends payable thereon. If fewer than all the outstanding shares of 5% Preferred Stock, Series B are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, subject to a holder's election under paragraph
(11)(d), representing the surrendered shares without cost to the holder thereof.

                  (8) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (8), a holder of shares of 5% Preferred Stock, Series B shall have the right, at any time and from time to time, at such holder's option, to convert any or All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, but not fractions of shares, into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph
(8)(b) hereof. The number of shares of Common Stock deliverable upon conversion of each share of 5% Preferred Stock, Series B shall be equal to 12.50 (as adjusted as provided herein, the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (8)(d) hereof. The right to convert shares called for redemption pursuant to paragraph 6(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends on the 5% Preferred Stock, Series B at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4), except that, upon conversion of All But One Outstanding Share or, if the Qualified Holding Condition is not satisfied, all outstanding shares, of 5% Preferred Stock, Series B held by such holder, all such accrued and unpaid dividends at the date of conversion shall be paid in Common Stock at the applicable Conversion Rate.

                  (b) (i) In order to exercise the conversion privilege, the holder of each share of 5% Preferred Stock, Series B to be converted shall surrender (or constructively surrender in accordance with paragraph (11)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 5% Preferred Stock, Series B for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 5% Preferred Stock, Series B is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of 5% Preferred Stock, Series B surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                  (ii) Subject to the last sentence of paragraph (8)(a), holders of shares of 5% Preferred Stock, Series B at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (11)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                  (iii) Subject to a holder's election under paragraph (11)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (11)(d)) by a holder of the certificates for shares of 5% Preferred Stock, Series B as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph (11)(c)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(8), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (8)(c). Upon conversion of only a portion of the shares of 5% Preferred Stock, Series B represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (11)(d), upon the surrender (including a constructive surrender under paragraph (11)(d)) of certificates representing shares of 5% Preferred Stock, Series B to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

                  (iv) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (11)(d)) and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                  (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 5% Preferred Stock, Series B. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 5% Preferred Stock, Series B, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph
(10)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 5% Preferred Stock, Series B surrendered (or deemed surrendered under paragraph (10)(d)) for conversion by such holder.

                  (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 5% Preferred Stock, Series B shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of 5% Preferred Stock, Series B surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (10)(d)) and such notice received by the Corporation.

                  (d) The Conversion Rate shall be adjusted from time to time as follows:

                  (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 5% Preferred Stock, Series B thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (8)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph
         (8)(d)(i) shall be made whenever any event listed above shall occur.

                           (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (8)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (8)(d)(i)) or rights or warrants (in each case, other than any rights issued pursuant to a shareholder rights plan) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of

        Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 5% Preferred Stock, Series B shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying
        (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (8)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 5% Preferred Stock, Series B after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 5% Preferred Stock, Series B would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 5% Preferred Stock, Series B shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 5% Preferred Stock, Series B at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (8)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (8)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash.

                  In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 8(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                  (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (8)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (8) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 5% Preferred Stock, Series B or Common Stock. Notwithstanding any other provisions of this paragraph (8), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph
        (8) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (8)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (8)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                  (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (8)(d), the holder of 5% Preferred Stock, Series B upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of 5% Preferred Stock, Series B shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                  (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (8)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 5% Preferred Stock, Series B which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of 5% Preferred Stock, Series B was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and
(ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided, that, if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (8)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (8)(e)(i) shall similarly apply to successive Transactions.

                  (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation, by notice to and consultation with the holders of the 5% Preferred Stock, Series B, may cause the exchange of this 5% Preferred Stock, Series B for preferred stock of Holdco having the same terms and conditions as set forth herein; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 5% Preferred Stock, Series B (including for these purposes any resultant change in the tax treatment for the holders of such stock).

                  (f) If:

                  (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                  (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                  (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (8)(b) and shall cause to be mailed to the holders of shares of the 5% Preferred Stock, Series B at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                  (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 5% Preferred Stock, Series B at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (8)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                  (h) In any case in which paragraph (8)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 5% Preferred Stock, Series B converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (8)(c).

                  (i) For purposes of this paragraph (8), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (8). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (8), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (8), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 5% Preferred Stock, Series B, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph
(8)(k) shall not affect any rights the holders of 5% Preferred Stock, Series B may have at law or in equity.

                  (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the 5% Preferred Stock, Series B, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B not theretofore converted. For purposes of this paragraph (8)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 5% Preferred Stock, Series B shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the 5% Preferred Stock, Series B shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,000.00 and the Conversion Rate (which quotient initially shall be $80.00) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 5% Preferred Stock, Series B, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                  (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 5% Preferred Stock, Series B, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                  (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 5% Preferred Stock, Series B pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 5% Preferred Stock, Series B to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

                  (n) No adjustment in the Conversion Rate need be made for a transaction referred to in paragraph (8)(d)(i) through (v) above to the extent that all holders of 5% Preferred Stock, Series B are entitled to participate in such transaction pursuant to paragraph 4(b).

                  (9) Governance. (a) The holders of record of shares of 5% Preferred Stock, Series B shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9) or as otherwise provided by law.

                  (b) If and whenever either (i) six quarterly dividends (whether or not consecutive) payable on the 5% Preferred Stock, Series B have not been paid in full, (ii) the Corporation shall have failed to discharge its Mandatory Redemption Obligation, or (iii) there occurs a Bankruptcy Event (any such event described in the preceding subparagraphs (i) through (iii) being hereinafter referred to as a "Trigger Event"), a vote of the holders of shares of 5% Preferred Stock, Series B, voting as a single class, will be required on all matters brought to shareholders of the Corporation. Whenever all arrears in dividends on the 5% Preferred Stock, Series B then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled its Mandatory Redemption Obligation, and all Bankruptcy Events shall have been cured (the "Trigger Event Cure"), then the right of the holders of the 5% Preferred Stock, Series B to vote as described in this paragraph 9(b) shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs).

                  (c) In addition to the power to elect directors in accordance with paragraph (9)(d), upon the occurrence of any Trigger Event, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of 5% Preferred Stock, Series B, together with the holders of 5% Preferred Stock, Series A, the 5% Cumulative Preferred, Series A, and shares of every other series of preferred stock (including, without limitation, Additional Preferred) upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (the 5% Preferred Stock, Series A and any such other series are collectively referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of 5% Preferred Stock, Series B and the Preferred Shares, called as hereinafter provided. Whenever all arrears in dividends on the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, the Corporation shall have fulfilled any redemption obligation in respect of the Preferred Shares, and the Trigger Event Cure has occurred, then the right of the holders of the 5% Preferred Stock, Series B and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights if any Trigger Event occurs), and the terms of office of all persons elected as directors by the holders of 5% Preferred Stock, Series B and the Preferred Shares shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in holders of shares of 5% Preferred Stock, Series B and the Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of 5% Preferred Stock, Series B (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the 5% Preferred Stock, Series B and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-laws for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary of the Corporation within 20 days after receipt of any such request, then any holder of shares of 5% Preferred Stock, Series B may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the 5% Preferred Stock, Series B and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (d) (i) (A) In addition to any other rights granted in this paragraph (9) to elect directors or to vote on any matter submitted to stockholders, all holders of shares of 5% Preferred Stock, Series B, voting separately as a class, shall have the right to elect directors to serve on the Board of Directors in accordance with the provisions of this paragraph (9)(d), so long as the Qualified Holding Condition is satisfied.

                  (B) If there are twelve or fewer members of the Board of Directors, the Qualified Holder shall be entitled to elect three directors. If there are fourteen or more members of the Board of Directors, the Qualified Holder shall be entitled to elect four directors. In either case, any director that is appointed by a holder of shares of 5% Series A, pursuant to paragraph
(9)(d) of the Series A Certificate, shall be counted toward the three or four directors, as the case may be, that a Qualified Holder is entitled to appoint pursuant to this paragraph (9)(d).

                  (C) Immediately upon failure of the Qualified Holding Condition, this paragraph (9)(d), paragraphs (9)(h), (9)(i) and (9)(j) shall be of no effect and the rights granted in such paragraphs to the holders of the 5% Preferred Stock, Series B shall cease to apply.

                  (ii) The Qualified Holder may appoint, remove or replace such directors by way of a written notice by the Qualified Holder to the Corporation, at a special meeting called pursuant to subparagraph (iii) of this paragraph
(9)(d) or at any annual meeting of stockholders, provided that such voting rights may not be exercised at any meeting unless an Authorized Officer of the Qualified Holder shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of shares of 5% Preferred Stock, Series B of such rights. At any meeting at which the holders of shares of 5% Preferred Stock, Series B shall exercise such voting rights initially, they shall have the right, voting separately as a class, to elect the number of directors provided under paragraph
(9)(d)(i)(B) to fill vacancies in the Board of Directors, to the extent that such number of vacancies then exist, or, if such right is exercised at an annual meeting, to elect such number of directors. If necessary, the holders of the shares of 5% Preferred Stock, Series B shall have the right to make such increase in the number of members of the Board of Directors as shall be necessary to permit them to so elect such number of directors. If the Qualified Holder exercises its right to appoint, remove or replace a director by way of a written notice to the Corporation, any such appointment, removal or replacement shall be effective immediately upon the sending of such written notice to the Corporation.

                  (iii) Unless the holders of shares of 5% Preferred Stock, Series B shall have previously exercised their right to elect the number of directors provided under paragraph (9)(d)(i)(B), the Board of Directors shall order, and any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the shares of 5% Preferred Stock, Series B outstanding may request, the calling of a special meeting of the holders of shares of 5% Preferred Stock, Series B, which meeting shall thereupon promptly be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of shares of 5% Preferred Stock, Series B are entitled to vote pursuant to this paragraph (9)(d) shall be given to each holder of record of shares of 5% Preferred Stock, Series B by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding shares of 5% Preferred Stock, Series B.

                  (iv) The holders of shares of Common Stock and shares of 5% Preferred Stock, Series B, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the directors until holders of the shares of 5% Preferred Stock, Series B shall have exercised their right to elect the number of directors provided under paragraph
(9)(d)(i)(B), voting as a separate class (or exercised such right pursuant to a written notice, as set forth under paragraph (9)(d)(ii)), after the exercise of which right (x) the directors so elected by the holders of shares of 5% Preferred Stock, Series B shall continue in office until their successors shall have been elected by such holders (or appointed pursuant to a written notice, as set forth under paragraph (9)(d)(ii)), and (y) any vacancy in the Board of Directors may (except as provided in paragraph (9)(d)(ii)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of capital stock which elected the directors whose offices shall have become vacant. References in this paragraph (9)(d)(iv) to directors elected by the holders of a particular class of capital stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (e) Without the written consent of the holders of at least 66-2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 66-2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of the holders of 5% Preferred Stock, Series B called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the 5% Preferred Stock, Series B; provided that any such amendment that changes the dividend payable on, the Conversion Rate with respect to, or the liquidation preference of, the 5% Preferred Stock, Series B shall require the affirmative vote at a meeting of holders of 5% Preferred Stock,

Series B called for such purpose or written consent of the holder of each share of 5% Preferred Stock, Series B.

                  (f) Without the written consent of the holders of at least 66-2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B or the vote of holders of at least 66-2/3% in liquidation preference of the outstanding shares of 5% Preferred Stock, Series B at a meeting of such holders called for such purpose, the Corporation will not issue any additional 5% Preferred Stock, Series B or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph 9(f) shall not limit the right of the Corporation to (i) issue Additional Preferred as dividends pursuant to paragraph 4 or (ii) issue Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, 5% Cumulative Preferred, Series A, or the 5% Preferred Stock, Series A, provided that the maximum value of such Parity Securities or Senior Securities issued by the Corporation in such refinancing as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, shall not exceed in the aggregate the aggregate value of the 13% Preferred, 5% Cumulative Preferred, Series A, or the 5% Preferred Stock, Series A, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

                  (g) In exercising the voting rights set forth in this paragraph (9), each share of 5% Preferred Stock, Series B shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 5% Preferred Stock, Series B as a single class on any matter, then the 5% Preferred Stock, Series B and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 5% Preferred Stock, Series B shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                  (h) So long as the Qualified Holding Condition is met:

                  (i) there shall be no more than sixteen members of the Board of Directors;

                  (ii) at least one director appointed by the Qualified Holder shall be a member of each committee of the Board of Directors, other than a committee formed to evaluate transactions with that holder;

                  (iii) the directors elected by the Qualified Holder to the Board of Directors pursuant to paragraph (9)(d) shall be elected as members of the boards of directors of the Corporation Subsidiaries, if such boards of directors include substantially all of the other members of the Board of Directors;

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


                  (iv) the By-laws shall contain provisions (A) requiring notices to be given to directors in a reasonable and customary form and allowing directors enough time to take any action that directors may deem necessary with respect to such notice and (B) allowing participation of directors in any meeting of the Board of Directors and any committee thereof by means of telephonic conference;

                  (v) the Corporation shall not offer, issue, sell or transfer any securities to any Person or amend or waive the Rights Agreement to permit a transaction by any Person, if as a result of such offer, issuance, sale or transfer, such Person will beneficially own 15.0% or more of the Diluted Shares; provided, however, that this paragraph (9)(h)(v) shall not apply to a transaction or series of related transactions involving a contractual sale or other acquisition of 100% of the capital stock of the Corporation, so long as
(a) such transaction is definitive or provides for a make-whole premium or similar significant penalty payable to shareholders of the Corporation other than the potential acquirer if the potential acquirer does not complete such a transaction, and (b) the transactions contemplated by such agreement are approved by the Board of Directors and are (A) submitted for approval by the holders of Common Stock or (B) subject to the tender offer rules under the Exchange Act;

                  (vi) if the Corporation offers, issues, sells or transfers any securities to any Person that would result in such Person owning less than 15.0% of the Diluted Shares, the Corporation shall comply with the provisions of paragraph (10) and shall not (A) grant to such Person a right to elect more than one director to the Board of Directors or (B) agree to standstill or transfer restrictions more favorable than those granted to the Qualified Holder under the Investment Agreement and shall not grant any rights to such Person that the Qualified Holder does not have herein or under the Investment Agreement;

                  (vii) the Corporation shall not consummate, without the approval of a majority of holders of the Common Stock or the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), any transaction or a series of related transactions involving (A) an acquisition (either in an asset or stock purchase transaction) or (B) a sale or transfer (either in an asset or stock purchase transaction) (other than a spin-off (to the Corporation's stockholders) of the Corporation's and the Corporation Subsidiaries' broadcast assets or assets located outside of the United Kingdom, it being understood that the Purchaser shall have the corporate governance and other rights with respect to such spun-off entity, as provided pursuant to the Investment Agreement) of Core Business Assets, if the fair market value of the Core Business Assets to be so acquired, sold or transferred exceeds, in the aggregate, 10% of the Market Value;

                  (viii) the acquisition of any assets or stock of a business that does not constitute Core Business Assets, in any transaction or series of related transactions that represents, individually or when aggregated with all such transactions completed during the immediately preceding 24 months, 10% or more of the Market Value at the time of the proposed new acquisition, will require the approval of at least 66-2/3% of the holders of the then-outstanding

Common Stock, unless the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder) approves such transaction unanimously, and a transaction shall be considered to be completed in the preceding 24-month period if it shall have been either completed (in which case the fair market value of the acquired assets shall be determined at the time of completion) or announced pursuant to a definitive agreement (in which case the fair market value of the acquired assets shall be determined at the time of such announcement);

                  (ix) the Corporation shall not, without the unanimous approval by the Board of Directors or a committee thereof (if such committee includes a director appointed by the Qualified Holder), incur any Indebtedness (other than any refinancing of any existing Indebtedness that would not result in a material increase of the principal amount of such existing Indebtedness) after the date on which the Corporation receives its first credit rating from a rating agency of national reputation giving effect to the Strategic Acquisition (the "Pro Forma Rating"), if the Board of Directors has reason to believe (after reasonable inquiry of an internationally recognized rating agency or a major investment bank having expertise in credit rating advisory work) that the effect of incurring such Indebtedness would reduce the credit rating of NTL Communications Corp. below (i) the lower of (x) the equivalent of Standard & Poor's rating of BB- or (y) the Pro Forma Rating, if such Indebtedness is incurred prior to January 1, 2001 or (ii) the equivalent of Standard & Poor's rating of BB, if the Indebtedness is incurred on or after January 1, 2001; and

                  (x) the Corporation shall maintain the total number of directors at a level that enables the Qualified Holder to elect at least ten percent of the members of the Board of Directors.

                  (i) So long as the Qualified Holding Condition is met, none of the following shall be permitted without the prior written approval of one of the Authorized Officers:

                  (I) a reclassification, combination, stock dividend or any similar transaction that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

                  (II) an amendment to the Certificate of Incorporation or By-laws that may adversely affect the rights of the holders of the 5% Preferred Stock, Series B;

                  (III) commencement or institution of a Bankruptcy Event;

                  (IV) issuance by the Corporation of any security that would adversely affect the rights of holders of the 5% Preferred Stock, Series A or the 5% Preferred Stock, Series B; or

                  (V) any agreement by the Corporation or any of its Affiliates to enter into a Conflicting Investment.

                  (j) Before entering into any Alliance to provide telecommunications services in any country in the European Union, the Corporation shall consult with the Qualified Holder with a view to mutually cooperating in such venture.

                  (k) Nothing in this paragraph (9) shall be in derogation of any rights that a holder of shares of 5% Preferred Stock, Series B may have in its capacity as a holder of shares of Common Stock.

                  (10) Preemptive Rights. The Corporation shall not issue, sell, transfer to any Person or grant to any Person a right to acquire any shares of capital stock or options, warrants or similar instruments or any other security convertible or exchangeable for shares of capital stock of the Corporation (other than (i) through exercise of any options, warrants, Convertible Debentures, the 13% Preferred, 5% Cumulative Preferred, Series A or the 9.9% Series B Preferred, in each case, that is outstanding on the Issue Date or the issuance of options to the employees of the Corporation and the Corporation Subsidiaries pursuant to Benefit Plans existing on the Issue Date, as such Benefit Plans may be amended or replaced (provided that such amended or replaced Benefit Plans shall have terms similar to and consistent with the terms of Existing Benefit Plans), and the exercise of such options, (ii) as consent payments contemplated by and in accordance with Section 5.01(d)(iv) of the Investment Agreement, (iii) as contemplated by the Transaction Agreement, or
(iv) as dividends on or conversion or in redemption of shares of preferred stock contemplated by and in accordance with Section 5.01(d)(iii) of the Investment Agreement (the "Equity Securities")), unless the Qualified Holder is notified in writing of any such issuance, sale or transfer and is offered the right to purchase at the sale price and on the terms and conditions of the sale such quantity of Equity Securities as would be necessary for the Purchaser to maintain its then current beneficial ownership level of the Diluted Shares. The preemptive rights of the Qualified Holder pursuant to this paragraph (10) shall be exercised in a manner and based on a timetable that will not restrict or adversely affect the Corporation's ability to raise equity capital in a flexible and cost-effective manner.

                  (11) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  (b) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) hereof or shall have failed to discharge any obligation to redeem shares of 5% Preferred Stock, Series B pursuant to paragraph (6) hereof, the holders of shares of 5% Preferred Stock, Series B shall be entitled to receive, in addition to all other amounts required to be paid hereunder, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on the aggregate dividends which the Corporation shall have failed to declare or pay or the redemption price, together with accrued and unpaid dividends thereon, as the case may be, at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge an obligation to redeem shares of 5% Preferred Stock, Series B shall continue.

                  (c) The shares of 5% Preferred Stock, Series B shall bear the following legend:

                 THE SHARES OF PREFERRED STOCK, PAR VALUE $.01, OF THE COMPANY (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, AMONG NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE COMPANY.

                 THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") OR REDEEMED IN EXCHANGE FOR COMMON STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK. A NOTICE OF SUCH CONVERSION EVENT, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE COMPANY.

                  The shares of Common Stock issuable upon conversion of the 5% Preferred Stock, Series B shall bear the following legend:

                 THE SHARES OF COMMON STOCK, PAR VALUE $.01, OF THE COMPANY (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE COMMON

                 STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED AS OF JULY 26, 1999, AS AMENDED, AMONG NTL (DELAWARE), INC. AND FRANCE TELECOM, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE COMPANY.

                  (d) (i) Whenever in connection with any conversion or redemption of the 5% Preferred Stock, Series B in exchange for Common Stock the holder is required to surrender certificates representing such shares of 5% Preferred Stock, Series B, such holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the holder thereof shall be deemed to represent, at and from the date of such conversion or redemption, the number of shares of Common Stock issuable upon such conversion or redemption (subject to paragraph
(8)(c), if applicable), and shall be so reflected upon the books of the Corporation and its transfer agent.

                  (ii) (A) A holder who has previously elected to retain certificates representing the 5% Preferred Stock, Series B in accordance with paragraph (11)(d)(i) upon conversion or redemption may subsequently elect to receive certificates representing the shares of Common Stock issued upon such conversion or redemption. To receive certificates representing such shares of Common Stock, the holder of such certificate shall surrender it, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                  (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                  (C) As promptly as practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 11(c)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                  (12) Shareholder Rights Plan. The shares of 5% Preferred Stock, Series B shall be entitled to the benefits of a number of rights ("Rights") issuable under the Shareholder Rights Agreement, dated as of October 1, 1993, as amended, between the Company and Continental

Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights Agreement") equal to the number of shares of Common Stock then issuable upon conversion of the 5% Preferred Stock, Series B at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of a share of 5% Preferred Stock, Series B or upon payment of a dividend shall be accomplished by a Right."








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